Exhibit 5.2

Banco Santander, S.A.

Ciudad Grupo Santander, Avenida de Cantabria s/n

28660 Boadilla del Monte Madrid

Spain

Santander Issuances, S.A.U.

Ciudad Grupo Santander, Avenida de Cantabria s/n

28660 Boadilla del Monte Madrid

Spain

Santander US Debt, S.A.U.

Ciudad Grupo Santander, Avenida de Cantabria s/n

28660 Boadilla del Monte Madrid

Spain

Madrid, October 13, 2015

Dear Sirs,

Banco Santander, S.A. - Santander Issuances, S.A.U. - Santander US Debt, S.A.U.

Registration Statement on Form F-3

We have acted as Spanish counsel to Banco Santander, S.A. (“Banco Santander”), Santander Issuances, S.A.U. (“Santander Issuances”) and Santander US Debt, S.A.U. (“Santander US Debt”, and together with Santander Issuances, the “Companies”), for purposes, among others, of issuing a legal opinion addressed to you in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, of the Companies’ and Banco Santander’s registration statement on Form F-3 dated October 13, 2015 (the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement, of Banco Santander’s contingent convertible capital securities (the “CoCos Notes”), of Santander Issuances’ unsecured subordinated debt securities (the “Subordinated Notes”) and of Santander US Debt’s unsecured debt securities (the “Senior Notes”, and together with the CoCos Notes and the Subordinated Notes, the “Notes”). The Subordinated Notes and the Senior Notes will be fully and unconditionally guaranteed by Banco Santander.

A. Documents reviewed

In arriving at our opinions, we have reviewed the following documents:

(a)	a copy of the Registration Statement;

(b)	a copy of the form of indenture to be entered into by Banco Santander and The Bank of New York Mellon (the “CoCo Indenture”);

(c)	a copy of the form of indenture to be entered into by Santander Issuances, Banco Santander and The Bank of New York Mellon (the “Subordinated Indenture”), which includes a form of guarantee (the guarantees to be executed by Banco Santander pursuant to the Subordinated Indenture, the “Subordinated Guarantees”);

(d)	a copy of the form of indenture to be entered into by Santander US Debt, Banco Santander and The Bank of New York Mellon (the “Senior Indenture”, and together with the CoCo Indenture and the Subordinated Indenture, the “Indentures”), which includes a form of guarantee (the guarantees to be executed by Banco Santander pursuant to the Senior Indenture, the “Senior Guarantees”, and together with the Subordinated Guarantees, the “Guarantees”);

(e)	a copy of the articles of association (estatutos) of Banco Santander, as publicly available at the web page of Banco Santander (www.santander.com) on October 8, 2015;

(f)	a certification with respect to Banco Santander regarding its due existence and the composition of its Board of Directors issued by the Commercial Registry of Santander on September 25, 2015, a literal certification with respect to Santander Issuances issued by the Commercial Registry of Madrid on September 23, 2015 and a literal certification with respect to Santander US Debt issued by the Commercial Registry of Madrid on September 23, 2015;

(g)	the information publicly available on the website of the Spanish Central Commercial Registry (www.rmc.es) with respect to the corporate entries of Banco Santander and the Companies on October 13, 2015;

(h)	a copy of certifications of certain resolutions approved by the General Shareholders’ Meeting of Banco Santander on March 27, 2015;

(i)	a copy of a certification of certain resolutions approved by the Board of Directors of Banco Santander at its meeting held on March 27, 2015;

(j)	a copy of a certification of certain resolutions approved by the Executive Commission of Banco Santander at its meeting held on September 28, 2015;

(k)	a copy of a certification of certain resolutions adopted by Banco Santander as sole shareholder (accionista único) of Santander Issuances on September 28, 2015;

(l)	a copy of a certification of certain resolutions approved by the Board of Directors of Santander Issuances at its meeting held on September 28, 2015;

(m)	a copy of a certification of certain resolutions adopted by Banco Santander as sole shareholder (accionista único) of Santander US Debt on September 28, 2015; and

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(n)	a copy of a certification of certain resolutions approved by the Board of Directors of Santander US Debt at its meeting held on September 28, 2015.

The Indentures, the Notes and the Guarantees will be hereinafter collectively referred to as the “Documents”.

B. Assumptions

Our opinions are based on the following assumptions:

(a)	all signatures, stamps and seals in the documents reviewed are genuine;

(b)	the original documents we have received are authentic and complete. Any copies we have received are complete and correspond to the originals;

(c)	the drafts of the documents reviewed are the same as the documents finally subscribed and approved;

(d)	all the parties to the Documents (other than Banco Santander and the Companies) were, or will have been, as applicable, duly incorporated and validly exist, or will exist, as applicable, under the laws of their respective countries of incorporation at the time of execution of the Documents;

(e)	all the parties (other than Banco Santander and the Companies) have, or will have, as applicable, the power and authority to execute, and have duly executed or will duly execute, as applicable, the Documents and that such execution will bind such parties (other than Banco Santander and the Companies) and that the performance thereof is, or will be, as applicable, within the capacity and powers of each of the parties thereto (other than Banco Santander and the Companies);

(f)	each person who signed or signs, as applicable, the Documents on behalf of Banco Santander or the Companies had, or will have, as applicable, the legal capacity (capacidad de obrar) to do so at the time;

(g)	the Documents will be executed and delivered by Mr. José García Cantera, Mr. Jaime Pérez-Renovales, Mr. Francisco Javier Illescas Fernández-Bermejo, Mr. José Antonio Soler Ramos, Ms. Natalia Butragueño Rodríguez-Borlado, Mr. Antonio Torío Martín, Ms. María Visitación Díaz Varona or Ms. Silvana Leticia Borgatti Casale on behalf of Banco Santander or, as applicable, the Companies, and by each of the other parties thereto, in the form conforming to the drafts filed as exhibits to the Registration Statement;

(h)	all the documents that should have been filed with the Commercial Registry of Santander by Banco Santander and with the Commercial Registry of Madrid by the Companies had been filed on the date of our search, and subsequent to this no other documents have been submitted nor have any registrations taken place that could bear any relevance on the opinions expressed in this document. The content of the certifications issued by the Commercial Registry of Santander in relation to Banco Santander on September 25, 2015, and by the Commercial Registry of Madrid in relation to the Companies on September 23, 2015, and the online excerpts downloaded from the website of the Spanish Central Commercial Registry (www.rmc.es) in relation to Banco Santander and the Companies on October 13, 2015, accurately

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reflect the entries in the relevant registry in relation to Banco Santander and the Companies. The information held at the Commercial Registry is assumed to be correct and valid pursuant to article 7 of the Commercial Registry Rules;

(i)	the certifications reviewed are true and accurate and correspond to resolutions that have been validly approved in duly convened, constituted and quorate meetings;

(j)	there are and there will be no contractual or other limitations that any of the parties are bound by and that are included in any document that we have not reviewed but that could affect this opinion, nor are there any agreements between any of the parties to the Documents which fully or partially annul, modify or supersede the contents of such documents;

(k)	there are and there will be no decisions or resolutions adopted or passed by the corporate bodies of Banco Santander or the Companies that revoke or amend the decisions and resolutions reviewed;

(l)	there are and there will be no factual circumstances that have not been disclosed to us and that could affect our conclusions;

(m)	the articles of association (estatutos sociales) of Banco Santander and the Companies that we have reviewed are those in force on today’s date;

(n)	the Documents are and will be legal, valid, binding and enforceable under the laws of the state of New York, and the obligations deriving from the Documents that must be complied with in a jurisdiction other than Spain, or that could be affected in any way by the laws of such other jurisdiction, will not be invalid or ineffective by virtue of the said laws, or contrary to its public policy;

(o)	the aggregate principal amount of Notes to be issued pursuant to any Indenture and any supplemental indenture thereto does not exceed and will not exceed the maximum aggregate principal amount of Notes authorized to be issued and/or guaranteed (as applicable) by Banco Santander and the Companies, from time to time;

(p)	the aggregate principal amount of ordinary shares (acciones) to be issued upon conversion (if applicable) of the CoCos Notes does not exceed and will not exceed the maximum aggregate principal amount of ordinary shares authorized to be issued by Banco Santander, from time to time;

(q)	the Notes and the Guarantees will be issued, executed, paid and delivered pursuant to the terms of the Indentures;

(r)	with respect to any series of Notes, a public deed of issuance (escritura de emisión) will be executed and registered with the Commercial Registry; and in relation to any issuance of CoCos Notes, and announcement will be published in the Official Bulletin of the Commercial Registry (Boletín Oficial del Registro Mercantil);

(s)	with respect to any series of CoCos Notes, (i) the resolution of the general shareholders meeting of Banco Santander and, in case of delegation, of the board of directors and/ or executive committee of Banco Santander approving the issuance will comply with article 414 of the Spanish Corporate Law and concordant articles; (ii) the securities will not be issued for an amount lower than their face value (valor nominal) and will not be convertible into ordinary shares of Banco Santander when their face value is below the ordinary shares’ face value; and (iii) the shareholders pre-emptive rights will be observed (in accordance with art. 416 of the Spanish Corporate Act and concordant articles) or, if suppressed, that suppression will be done in accordance with article 417 and 511 of the Spanish Corporate Law; and

(t)

with respect to the issuance of ordinary shares of Banco Santander upon the conversion of the CoCos Notes, if applicable, the following will take place: (i) the formalisation of the capital increase by means of a public deed of issuance of the shares granted before a Spanish notary public, the filing thereof together with the relevant tax form relating to the transfer tax (Impuesto de Transmisiones Patrimoniales y Actos Jurídicos Documentados) by Banco Santander with the competent Spanish tax authorities and the registration of such public deed with the Commercial Registry of Cantabria, (ii) the registration of the shares with the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U., (iii) the positive verification of the listing of the shares on the Spanish Stock Exchanges by the Spanish Securities and Exchange Commission (Comisión Nacional del Mercado de Valores) (“CNMV”), (iv) the approval of the listing of the shares by the managing entities (Sociedades Rectoras) of each of the Spanish Stock Exchanges where Banco Santander’s shares are listed, and (v) the approval of the admission of the shares to trading on the Spanish Automated Quotation System - Continuous Market (Sistema de Interconexión Bursátil – Mercado Continuo) by the CNMV.

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Where we have not independently verified facts material to the opinions, we have examined and relied on certifications issued by duly authorized representatives of Banco Santander or the Companies.

C. Opinion

We do not represent ourselves to be familiar with the laws of any jurisdiction other than Spain as they stand at present and therefore express no opinion on matters arising under any laws other than the laws of Spain currently in force. This legal opinion is issued on the basis that all related-matters will be governed by, and construed in accordance with Spanish law, and that all matters between the addressees of this legal opinion and ourselves (in particular, those regarding interpretation) will be brought before the Spanish courts.

Our involvement in the transaction described has been limited to our role as Spanish counsel to Banco Santander and the Companies, and we therefore assume no obligation to advise any other party to the transaction. Furthermore, we assume no obligation to advise you or any other party of any changes to the law or facts that may occur after today’s date, regardless of whether they affect the legal analysis or conclusions in this legal opinion.

Legal concepts are expressed in the documents in English terms and may not be identical or equivalent to the Spanish legal terms used.

Based on the above, and subject to the additional exceptions, limitations and qualifications set out below, it is our opinion that:

1.	Valid existence

Each of Banco Santander, Santander Issuances and Santander US Debt was duly incorporated and validly exists as a “sociedad anónima” under the laws of Spain.

2.	Corporate power

Banco Santander has the necessary corporate power to authorize, execute and deliver the CoCos Notes and the CoCo Indenture.

Santander Issuance has the necessary corporate power to authorize, execute and deliver the Subordinated Notes and the Subordinated Indenture.

Santander US Debt has the necessary corporate power to authorize, execute and deliver the Senior Notes and the Senior Indenture.

Banco Santander has the necessary corporate power to authorize, execute and deliver the Guarantees.

3.	Due authorization

When the issuance of Notes of a new series by Banco Santander or the relevant Company has been duly authorized by the general shareholders’ meeting and/or the competent governing bodies of Banco Santander or the relevant Company, the issue of the Notes of such series will be duly authorized by Banco Santander or the relevant Company, as applicable.

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The execution of the Guarantees has been duly authorized by all necessary corporate action by Banco Santander.

4.

Issuance of ordinary shares of Banco Santander upon conversion of the Cocos Notes

Upon conversion of duly authorized and issued CoCos Notes in accordance with the terms of the Coco Indenture, the issuance of the ordinary shares of Banco Santander to be delivered as a consequence of such conversion, when duly authorized by the competent governing body of Banco Santander, will be duly authorized and validly issued and fully paid.

5.	Choice of law

The choice of NY law as the governing law of the Indentures and the terms and conditions of the Notes is valid and should be recognized and enforced by the Spanish courts subject to the terms of Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (“Rome I”). The effectiveness of this choice is subject to the NY law being evidenced to the Spanish courts pursuant to article 281 of the Spanish Civil Procedure Law.

D.	Qualifications

The opinions above are subject to the following:

(a)	Our opinions above are subject to the effects and outcome of transactions that may derive from insolvency or any other similar proceedings that affect creditors’ rights generally as well as to any principles of public policy (orden público).

(b)	The choice of NY law as the governing law of the Indentures and the terms and conditions of the Notes will not restrict the application of the Spanish “overriding mandatory provisions”, as defined in article 9.1 of Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (“Rome I”). Furthermore, Spanish courts may refuse to apply a provision of the chosen law if such application is manifestly incompatible with Spanish public policy. Spanish courts may also give effect to the overriding mandatory provisions of the law of the country in which the obligations arising from the contract have been performed or must be performed.

This opinion letter is rendered to the addressees identified herein in connection with the above described transaction. Without prejudice the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Opinions” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are experts under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion.

This opinion shall be governed exclusively by Spanish law and the courts of the city of Madrid (Spain) shall have exclusive jurisdiction to settle any dispute relating to this opinion.

Very truly yours,

/s/ Jaime Pereda

Jaime Pereda

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